UNITED  STATES
                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON,  D.C.  20549

                                 FORM  8-K

                              CURRENT  REPORT
   Pursuant  to  Section  13  or  15(d) of the Securities Exchange Act of 1934


Date  of  Report  (Date  of  earliest
event  reported):  April  18,  2012

                             SANTOS RESOURCE CORP.
             (Exact name of registrant as specified in its Charter)

       Nevada                      000-53520                     98-0507846
(State or other jurisdiction  (Commission File Number)          (IRS Employer
    of Incorporation)                                      Identification Number

                         One Riverway Drive, Suite 1700
                              Houston, Texas 77056
                                  713-840-6495
          (Address and telephone number of principal executive offices, including zip code)

                      -----------------------------------
             (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions (see General Instruction A.2. below):

     [  ]     Written  communications  pursuant to Rule 425 under the Securities
Act  (17  CFR  230.425)

     [  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17  CFR  240.14a-12)

     [ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange  Act   (17  CFR  240.14d-2(b))

     [ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange  Act  (17  CFR  240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On April 18, 2012, Santos Resource Corp. (the "Company") and Keith D. Spickelmier entered into an amendment (the "Amendment") with regard to that certain assignment (the "Assignment") dated effective January 13, 2012 executed by Mr. Spickelmier in favor the Company, whereby the Company acquired all of Mr. Spickelmier's rights in a legal document (as amended and restated, the "Liberty Agreement") with Liberty Petroleum Corporation ("Liberty") whereby Liberty granted to Mr. Spickelmier an exclusive right to negotiate an option to acquire the oil and gas prospect located in South Australia on which the Company is currently focusing its business attention (the "Prospect"). By the end of January 2012, the Company had successfully negotiated such an option. In connection with the execution of the Assignment, the Company (among other things) issued 20.0 million shares of its common shares to Mr. Spickelmier for the assignment of his rights in the Liberty Agreement. The Assignment provided that, if the South Australian Minister of Regional Development ever definitively decides not to grant and issue a petroleum exploration license allowing to the Company exploration and drilling rights related to the Prospect (the "License"), or has failed to grant and issue the License in the name of the Company prior to April 30, 2012 (whichever occurs first), then Mr. Spickelmier would return immediately to the Company the 20.0 million shares issued to him in connection with the delivery of the Assignment. The Amendment extends the preceding April 30th date until August 31, 2012.

ITEM  4.01  -  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

     On April 18, 2012, Santos Resource Corp. (the "Company") and MacKay LLP, until then the Company's independent registered public accounting firm ("MacKay"), mutually agreed to end their client-auditor relationship. The Company's Board of Directors approved the decision to end this relationship. The Company does not have a separate audit committee.

     The audit report of MacKay on the financial statements of the Company at February 28, 2011 and February 28, 2010, and for the fiscal years then ended, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such financial statements included a going concern explanatory paragraph.

     During the fiscal years ended February 28, 2011 and February 28, 2010 (respectively), and through the date of this Report, there were: (i) no disagreements between the Company and MacKay on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of MacKay, would have caused MacKay to make reference to the subject matter of the disagreement in their report on the Company's financial statements for such fiscal years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

     The Company provided MacKay a copy of the disclosures in this Report prior to the filing with the Securities and Exchange Commission ("SEC') and requested that MacKay furnish it with a letter addressed to the SEC stating whether or not MacKay agrees with the Company's statements applicable to it in this Item 4.01. A copy of the letter dated April 18, 2012 furnished by MacKay in response to that request is filed as Exhibit 16.1 to this Report.

     On April 18, 2012, the Company engaged a new independent registered public accounting firm, MaloneBailey, LLP ("Malone"), to audit the Company's financial statements for the fiscal year ending February 29, 2012. The Company's Board of Directors approved the decision to engage Malone.

     During the Company's two most recent fiscal years ended February 28, 2011 and February 28, 2010 (respectively), and through the date of this Report, the Company did not consult with Malone on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company's financial statements, and Malone did not provide either a written report or oral advice to the Company that Malone concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

     The Company provided Malone a copy of the disclosures in this Report prior to the filing with the SEC and offered an opportunity to provide a letter addressed to the SEC if desired. If Malone provides such a letter, it will be filed subsequently as an exhibit to this Form 8-K.

ITEM  9.01.     FINANCIAL  STATEMENTS  AND  EXHIBITS.

(c)          Exhibits.

Exhibit
Number     Exhibit  Title

10.1 First Amendment dated April 18, 2012 to Assignment dated effective January 13, 2012 executed by Keith D. Spickelmier in favor of Registran

16.1 Letter furnished by MacKay LLP in response to the Company's request, addressed to the Securities and Exchange Commission, dated April 18, 2012, indicating its agreement with the statements applicable to it contained in this Report.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SANTOS  RESOURCE  CORP.
                                         (Registrant)

Date:  April  _____,  2012               By:  /s/  Keith  J.  McKenzie
                                         Keith  J.  McKenzie,
                                         Chief  Executive  Officer